                                                                    EXHIBIT 10.1

                        MANUFACTURE AND SUPPLY AGREEMENT


         This is a MANUFACTURE AND SUPPLY AGREEMENT (this "Agreement"), made as of May 1, 2002 among DEXTERITY SURGICAL, INC., a Delaware corporation ("Dexterity"), MEDICAL CREATIVE TECHNOLOGIES, INC., a Pennsylvania corporation ("MCT") and ROBERT D. RAMBO, the principal shareholder and Chief Executive Officer of MCT ("Rambo").

                                   Background

         A. Dexterity owns the rights to manufacture and sell certain surgical products now marketed by it under the brand names "Protractor" and "PneumoSleeve."

         B. MCT is a contract manufacturer of medical devices and has heretofore manufactured and supplied to Dexterity the above mentioned surgical products.

         C. The purpose of this Agreement is to set forth the terms on which MCT will manufacture and supply, and Dexterity will purchase, the Products (hereinafter defined) during the term hereof.

         D. Rambo is a party to this Agreement solely to undertake the obligations, and acquire the rights, set forth in Sections 12 and 18 of this Agreement, and he shall have no obligation or rights under or with respect to any other provision of this Agreement.

                                      Terms

         The parties, intending to be legally bound hereby, agree as follows:

         1. Definitions.

         "Assignee" or "Assign" of Dexterity means any Person to whom Dexterity, or any of its successors or assigns, shall have assigned any of Dexterity's rights hereunder or under the Resolution Agreement relating to the manufacture or supply of a Product for sale to a person other than Dexterity or such successor or assign.

         "Change of Control" has the meaning specified therefor in Section 14.

         "Contract Year" has the meaning specified therefor in Section 3.

         "Disposition" has the meaning specified therefor in Section 14.

         "Disposition of Dexterity's Business" has the meaning specified therefor in Section 14.

         "FDA" means the U.S. Food and Drug Administration.

         "Law" means the law in effect in any relevant jurisdiction, including the statutes, ordinances, rules, regulations, orders and decrees of any government or governmental board, commission or other authority (including any judicial authority) in effect in such jurisdiction.

         "Licensee" of Dexterity means any Person to whom Dexterity, or any of its successors or assigns, shall have granted any right or license to manufacture and sell (otherwise than to Dexterity or a successor or assign of Dexterity) a Product.

         "Manufacturing Equipment" has the meaning specified therefor in Section 8.

         "Manufacturing Processes" has the meaning specified therefor in Section 18.

         "Person" means an individual, a corporation, a partnership, an association, a trust or other entity or organization or a governmental body or agency.

         "PneumoSleeve" means the extracorporeal pneumoperitoneum surgical device offered for sale by Dexterity, now known as the Dexterity "PneumoSleeve," as such product may be modified from time to time hereafter by Dexterity.

         "Products" mean the PneumoSleeve and the Protractor.

         "Protractor" means the incision liner and retractor surgical device offered for sale by Dexterity, now known as the Dexterity "Protractor," as such product may be modified from time to time hereafter by Dexterity.

         "Purchase Price" has the meaning specified therefor in Section 5.

         "Quarterly Minimum" has the meaning specified therefor in Section 6.

         "Quarterly Period" has the meaning specified therefor in Section 6.

         "Resolution Agreement" means the Agreement among Dexterity Incorporated (which has since merged into Dexterity), MCT and Robert D. Rambo, dated as of June 30, 1998.

         "Specifications" has the meaning specified therefor in Section 10.

         "Sterile Samples" has the meaning specified therefor in Section 5(b).

         "Successor" of Dexterity means any Person (i) who shall have succeeded, directly or indirectly, by merger, purchase of assets, operation of law or otherwise, to substantially all the business of Dexterity relating to the production of a Product or (ii) is a successor or assign of such a Person.

         "Term" or "Term of this Agreement" has the meaning specified therefor in Section 3.

         "Training Products" has the meaning specified therefor in Section 5(b).



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

         "Unit" has the meaning specified therefor in Section 5.

         2. Manufacture and Supply of Products. During the Term hereof MCT will manufacture, sterilize, package and deliver to Dexterity or its order such Products as Dexterity may order from time to time, by purchase orders submitted for reasonable quantities on reasonable notice.

         3. Term. The initial term of this Agreement commences on the date hereof and ends one year thereafter. By mutual written agreement the parties may extend the term of this Agreement upon the expiration of the initial term, but such term will not be renewed automatically. The initial term as it may be extended or renewed in accordance with the foregoing is referred to herein as the "Term." "Contract Year" means each successive twelve month period of the Term, the first of which commences on the date of this Agreement.

         4. Exclusivity. During the Term Dexterity will not purchase from any supplier other than MCT its requirements for Products for sale to customers within or without the United States. The obligation of Dexterity to comply with the restriction on Dexterity's purchase of its requirements for Products provided solely from MCT is subject to MCT's satisfaction of the reasonable requirements of Dexterity for Products as forecasted by Dexterity to MCT in the manner provided for in Section 5.

         5. Purchase Price; Forecasts of Requirements.

                  (a) Purchase Prices of Products for Resale. Subject to the other provisions of this Section, MCT will supply Products to Dexterity for resale at the following prices (as adjusted in accordance with the provisions of this Section, the "Purchase Prices"):

                                Product                        Purchase Price
                                -------                        --------------
                           Protractor  80MM                   $40.68 each Unit
                           Protractor 110MM                   $48.09 each Unit
                           Protractor 170MM                   $80.27 each Unit
                           Protractor 210MM                   $92.98 each Unit
                           PneumoSleeve Set                   $53.95 each Unit

                  A "Unit" means, with respect to Protractor Products, a box of five (5) such Products and, with respect to PneumoSleeve Products, a box of one
(1) such Product.

                  The Purchase Prices stated in this Agreement are all-inclusive, including all raw materials, sterilization, packaging, overhead, labor and sales and use taxes or similar taxes or charges, if any. No additional amount shall be charged for any Unit supplied pursuant to this Agreement.

                  (b) Purchase Prices of Products Purchased for Purposes Other than Sale. Subject to the other provisions of this Section, MCT will supply non-sterile Products for training in the use of the Product ("Training Products") and sterile Products purchased for marketing or promotional purposes ("Sterile Samples") at a Purchase Price equal to MCT's cost of manufacture. Without MCT's consent Dexterity may not order Training Products or Sterile Samples for delivery in any Contract Year in quantities greater, in the aggregate for all such Products, than the lesser of 700 Units or 10% of the total number of Product Units which Dexterity reasonably expects to order for delivery in such Contract Year.

                  (c) Price Increases. The Purchase Prices may be increased only upon an increase in MCT's purchase price of raw materials purchased from an unaffiliated supplier. Any such increase of any Purchase Price will be limited to a direct pass-through of the actual increase of the cost of such raw materials. MCT will use reasonable efforts to keep any such increases to a minimum.

                  (d) Forecasts. Before the execution of this Agreement Dexterity has delivered to MCT its forecasted requirements for Products for the first Contract Year on a calendar monthly basis. Commencing in the second month of the Term, Dexterity will deliver to MCT on the 15th day of each month an updated rolling forecast of its requirements for Products for the next twelve
(12) months. The quantities set forth in each such forecast for the first three
(3) calendar months referred to in the forecast will constitute firm binding orders of Dexterity for its requirements for Products. Upon termination or expiration of the Term, Dexterity will purchase from MCT, at MCT's cost, any components in MCT's inventory which were procured by MCT (i) for use in the manufacture of Protractors having a procurement lead time greater than three (3) months or (ii) for use in the manufacture of PneumoSleeves which are in good condition and useable for the manufacture of such Products to the extent that the aggregate cost thereof does not exceed $75,000.

         6. Minimum Quarterly Purchase Requirements.

                  (a) Beginning June 1, 2002, Dexterity will purchase from MCT in each successive three month period of the Term (each, a "Quarterly Period") the following minimum number of Units of Products (other than Sterile Samples or Training Products) (the "Quarterly Minimum"). If the last such period of the Term, not included in any prior Quarterly Period, shall be less than three months, the Quarterly Minimum for such last period shall be reduced to an amount bearing the same ratio to the following Quarterly Minimum amount as the number of days of such last period bears to 92.

                                                              Quarterly Minimum
                                                              -----------------
                  Protractor Line           1,248 Units per Quarterly Period in the aggregate
                  PneumoSleeve Line         No minimums

                  (b) The obligation to order the Quarterly Minimum amounts set forth in Paragraph (a) of this Section is an obligation to take or pay. Dexterity will pay to MCT the Purchase Price of any shortfall in its purchase orders issued in any period referred to in such Paragraph (a) within seven (7) days after receipt of an invoice therefor.

         7. Terms of Delivery and Payment. Orders for Products will be delivered F.O.B. MCT's Colmar, Pennsylvania manufacturing facility. Dexterity's orders issued during the first three (3) months of the Term for Products to be manufactured by MCT after the date of this Agreement (i.e., not supplied from inventory held at the date of this Agreement) will be accompanied by an advance payment of fifty percent (50%) of the Purchase Price of such Products. MCT will deliver the Products subject to the first order for Products to be manufactured pursuant hereto within six (6) weeks after the raw materials therefor have been obtained by MCT. Thereafter, MCT will deliver Products within six (6) weeks of the date of the order. MCT will pack and ship the Products in accordance with prior practice, subject to reasonable change upon notice from Dexterity. Dexterity shall have fifteen (15) days from the date of delivery of an order within which to inspect the shipped Products and to reject any Products which may be defective in any way. Unless Dexterity notifies MCT in writing of any rejection of any Products, full payment for each order received by Dexterity will be due and payable on or before seven
(7) days following receipt of the invoice for such order. Dexterity's obligation to make payment on account of Products accepted in any shipment will not be affected by rejection of any one or more Products unless Dexterity rejects all the Products in such shipment.

         8. Maintenance and Repair of Equipment; Return of Equipment upon Expiration or Termination of the Term.

                  (a) MCT acknowledges that the manufacturing equipment now or hereafter installed or otherwise located in MCT's plant and used for the production of Products (the "Manufacturing Equipment") is owned by Dexterity.

                  (b) MCT will use reasonable efforts to maintain and preserve the Manufacturing Equipment while it is in MCT's possession. Dexterity will reimburse MCT for all reasonable expenses incurred by MCT to independent suppliers in connection with the maintenance of the Manufacturing Equipment, but MCT will make no charge to Dexterity for the services of its employees pursuant to this Section.

                  (c) MCT will deliver the Manufacturing Equipment to Dexterity at Dexterity's cost and expense (or, at MCT's election, permit Dexterity to remove the Manufacturing Equipment) upon Dexterity's demand, without any claim of lien or other interest therein. Upon MCT's request, and as a condition to MCT's obligation to package the Manufacturing Equipment for shipment, Dexterity will advance to MCT the costs to be incurred by it to independent suppliers for rigging, packing and preparing the Manufacturing Equipment for shipment. If Dexterity fails to request MCT to deliver the Manufacturing Equipment (or to request that Dexterity be permitted to remove the Manufacturing Equipment) in accordance with the foregoing provisions of this Paragraph (c), then upon MCT's demand, Dexterity will promptly remove the Manufacturing Equipment after the expiration or termination of the Term.

                  (d) In connection with the expiration or termination of the Term, MCT will provide to Dexterity such technical and other assistance as Dexterity may reasonably request to facilitate the effective transfer, to such facility as Dexterity may designate, of the manufacturing operations of the Products. Such assistance will include, to the extent requested by Dexterity,
(i) training of manufacturing personnel in the Manufacturing Processes at MCT's facilities and at the designated other manufacturing site, (ii) rigging and, at Dexterity's cost and expense, shipping the Manufacturing Equipment and (iii) assisting in the set-up of the Manufacturing Equipment and start-up of manufacturing operations (including validation of the manufacturing process practices in accordance with applicable FDA regulations). Dexterity will pay MCT fees for its services pursuant to this Paragraph (d), reasonable in amount and consistent with MCT's charges for similar services to other customers.

         9. Maintenance of Qualifications. MCT represents that it is an FDA registered manufacturer and is ISO 9001 and EN 46001 certified. MCT will maintain such registration and certifications in good standing during the Term. MCT will notify Dexterity of any change in such registration or certifications or MCT's receipt of any notice that any such registration or certification may be suspended, terminated or otherwise adversely affected.

         10. Product Warranties.

                  (a) MCT warrants that each of the Products will be manufactured and delivered in accordance with the Specifications, applicable Law and good manufacturing practices (including all applicable regulations and other requirements of the FDA), free of defects in materials or workmanship under normal use and service and fit for the purpose of surgical procedures for which the Products are intended. "Specifications" means the specifications for the Products and their manufacture set forth in Dexterity's Process Control Documentation, which has been prepared for Dexterity by MCT, as such Documentation may be modified from time to time during the Term. MCT will promptly replace any Products failing to conform to the foregoing warranties, which shall be Dexterity's exclusive remedy for breach of the covenants of this Paragraph (a).

                  (b) MCT will comply with all requirements of Law (including all regulations and other requirements of the FDA) relating to the manufacture, delivery or storage of the Products and records relating thereto.

         11. Insurance. During the Term, MCT will maintain property and liability insurance issued by insurers admitted and licensed therefor in Pennsylvania. The minimum coverage and limits of such insurance will be as follows:

         Property (Raw Material, Replacement Value,           $300,000 per occurrence
                     Special Causes of Loss Equipment         $500,000 aggregate
                     and Finished Product)

         General Liability, including Products Liability      $1,000,000 per occurrence
                                                              $2,000,000 aggregate

All such insurance will be maintained on an occurrence basis. MCT will cause Dexterity to be named as an additional insured under MCT's general liability insurance policy. Upon the execution of this Agreement and thereafter, from time to time at Dexterity's request, MCT will provide Dexterity with a Certificate of Insurance evidencing that the insurance required by this Agreement is in force and showing that the insurers will provide Dexterity with notice at least thirty
(30) days before any modification, lapse, cancellation or expiration of any such policy.

The provisions of this Section for maintaining insurance shall in no way limit MCT's liability or obligations under this Agreement.

         12. Early Termination of Certain Restrictive Covenants. Pursuant to
Section 8 of the Resolution Agreement, MCT and Rambo are subject to certain restrictive covenants which expire on June 30, 2003. If before June 30, 2003,
(i) the Term of this Agreement shall expire by reason of Dexterity's failure to request an extension of the initial term or the Term is terminated otherwise than pursuant to Section 15(a) at the request of Dexterity or (ii) Dexterity ceases doing business, Dexterity will thereupon release each of MCT and Rambo from further observance of their covenants in Section 8 of the Resolution Agreement.

         13. Inspection. On reasonable notice to MCT, Dexterity will have reasonable access to MCT's manufacturing facilities, manufacturing records and personnel to examine MCT's manufacturing operations hereunder.

         14. MCT's Rights in the Event of a Disposition by Dexterity of its Business.

                  (a) If during the Term a Disposition of Dexterity's Business shall occur, Dexterity will give notice thereof to MCT within three (3) days after the consummation thereof. Dexterity will assign to the acquiror of Dexterity's business in such Disposition transaction all Dexterity's rights, and the acquiror will assume in writing all of Dexterity's obligations, under this Agreement. Within thirty (30) days after receipt by MCT of Dexterity's notice of such Disposition, MCT may, by notice to Dexterity and the acquiror (in the case of such a Disposition other than a Disposition by Change of Control), accelerate the expiration of the Term to such date, not less than thirty (30) days after MCT shall give such notice, as MCT shall specify in such notice.

                  (b) Except for assignments pursuant to Paragraph (a) of this Section, Dexterity will not assign its rights under this Agreement to purchase Products from MCT without MCT's prior consent (which will not be unreasonably withheld).

                  (c) "Disposition" in respect of Dexterity's business means (i) the absolute transfer by Dexterity of property in exchange for consideration of material economic value (which may include the satisfaction of liabilities of Dexterity), without reserving to Dexterity any rights in or with respect to such property other than the right to receive payment of money, property or securities as the consideration for such transfer, by way of sale, lease, license, merger or pursuant to judicial decree or order or other transfer by operation of law or (ii) the occurrence of a Change of Control of Dexterity.

                  (d) A "Disposition of Dexterity's Business" means a Disposition of (i) substantially all of Dexterity's business and assets or (ii) substantially all of Dexterity's rights to manufacture and sell the PneumoSleeve Product or the Protractor Product or both.

                  (e) A "Change of Control" of Dexterity shall occur if any person or group (within the meaning of Rule 13d-5 under the Securities Exchange Act of 1934 as in effect on the date hereof) shall come to own beneficially, directly or indirectly, voting securities representing more than 50% of the total voting power of Dexterity.

         15. Default.

                  (a) Upon the rejection (pursuant to Section 7) of any delivery of Products supplied by MCT pursuant to this Agreement, Dexterity will give MCT notice of such rejection, including the reason for such rejection. MCT will have sixty (60) days from the giving of such notice to replace such rejected Products. In the event that MCT fails to cure such defect or default by replacing the rejected Products, Dexterity may terminate the Term by giving notice thereof to MCT. Dexterity's entitlement to replacement and to terminate the Term as provided for above in this Paragraph (a) shall be Dexterity's sole and exclusive remedy for a breach relating to rejected Products.

                  (b) If MCT fails to perform any of its obligations under this Agreement, other than the obligations referred to in Paragraph (a) of this Section or in Section 8(c), Section 8(d) or Section 18, Dexterity may give notice thereof to MCT, specifying such obligations and failure in reasonable detail, whereupon MCT shall have sixty (60) days to cure such breach; provided that if such cure cannot be effected within such sixty (60) day period and MCT is using diligent efforts to effect such cure, the cure period shall be extended for such period as may be necessary to effect such cure, not longer than sixty
(60) additional days. If MCT fails to cure such breach within such period, Dexterity may terminate the Term of this Agreement by giving notice thereof to MCT, which shall be Dexterity's sole and exclusive remedy for such breach.

                  (c) MCT acknowledges with respect to Section 8(c), Section 8(d) and Section 18, and Rambo acknowledges with respect to Section 18, that in the event of breach or threatened breach of any of the covenants of such Sections the remedies at law will be inadequate, and Dexterity will therefore be entitled to injunctive and other equitable relief. However, Dexterity shall not be limited by the foregoing and may proceed at law to obtain such relief as may be available to it.

                  (d) If Dexterity fails to make timely (i) payment of any amount due by it hereunder or (ii) delivery of forecasts pursuant to Section 5(d), and such failure shall have continued for fifteen (15) days after MCT has given Dexterity notice thereof, describing such obligation and failure of performance in reasonable detail, MCT may, by notice to Dexterity, terminate the Term of this Agreement on such date (not earlier than the date of such notice) as MCT may specify in such notice. In addition, from the date of MCT's first notice referred to in this Paragraph, MCT may suspend its performance hereunder until such default shall have been cured. The foregoing remedies shall not be exclusive, and MCT shall be entitled to exercise all such other remedies for breach by Dexterity of any of its covenants hereunder as may be available to MCT pursuant to this Agreement or applicable law.

                  (e) If Dexterity fails to perform any of its obligations under this Agreement, other than the obligations referred to in Paragraph (d) of this Section or in Section 4, MCT may give notice thereof to Dexterity, specifying such obligations and failure in reasonable detail, whereupon Dexterity shall have sixty (60) days to cure such breach; provided that if such cure cannot be effected within such sixty (60) day period and Dexterity is using diligent efforts to effect such cure, the cure period shall be extended for such period as may be necessary to effect such cure, not longer than sixty (60) additional days. If Dexterity fails to cures such breach within such period, MCT may terminate the Term of this Agreement by giving notice thereof to Dexterity, which shall be MCT's sole and exclusive remedy for such breach.

                  (f) Dexterity acknowledges that in the event of breach or threatened breach of any of the covenants of Section 4 the remedies at law will be inadequate, and MCT will therefore be entitled to injunctive and other equitable relief. However, MCT shall not be limited by the foregoing and may proceed at law to obtain such relief as may be available to it.

         16. Limitation of Liability. NOTWITHSTANDING ANYTHING TO THE CONTRARY HEREIN CONTAINED, NO PARTY SHALL BE LIABLE TO ANOTHER FOR ANY SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES ARISING UNDER THIS AGREEMENT OR OTHERWISE WITH RESPECT TO THE MANUFACTURE OR SALE OF PRODUCTS, INCLUDING ANY LOST REVENUE OR PROFITS, BUSINESS INTERRUPTION OR DAMAGE TO BUSINESS REPUTATION, REGARDLESS OF THE THEORY UPON WHICH ANY CLAIM MAY BE BASED, INCLUDING BREACH OF CONTRACT, BREACH OF WARRANTY, NEGLIGENCE OR ANY STATUTORY CAUSE OF ACTION AND REGARDLESS OF WHETHER SUCH PARTY KNEW OR HAD REASON TO KNOW OF THE POSSIBILITY OF SUCH DAMAGES. For the purpose of clarity, it is acknowledged that the foregoing does not apply to any breach of the covenants of (i) MCT pursuant to Section 8(c) or
(ii) Dexterity pursuant to Section 4.

         17. Disclaimer of Warranties. Except for the express warranties set forth in Section 10, MCT DOES NOT MAKE, AND HEREBY EXPRESSLY DISCLAIMS, ANY OTHER EXPRESS WARRANTIES OR ANY IMPLIED WARRANTIES OR REPRESENTATIONS REGARDING THE PRODUCTS, INCLUDING ANY SUCH OTHER EXPRESS, OR ANY IMPLIED, WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

         18. Confidential Information.

                  (a) "Confidential Information" means all data, drawings and other information, whether or not in written form, relating to (i) the process for the commercial production of any Products or any similar device manufactured for or by Dexterity, including the manufacture, storage, sterilization and packaging of Products (the "Manufacturing Processes"), (ii) any Product or similar device, (iii) the manufacture, marketing or use of any Product or any similar device manufactured by or for Dexterity, (iv) any Manufacturing Equipment, any patent or patent application in which Dexterity has any right or property interest (as owner, licensee or otherwise), which (1) is now in the possession of MCT or Rambo or hereafter (while MCT is performing any manufacturing, development or other services in respect of any Products or similar devices for any of Dexterity or its Successors or Assigns) shall be acquired by MCT or Rambo in connection with MCT's performance of its manufacturing and supply services pursuant to this Agreement and (2) has not been made available to the public generally otherwise than in violation of this Agreement.

                  (b) MCT acknowledges that the Confidential Information is the sole property of Dexterity.

                  (c) MCT will hold all Confidential Information in trust and confidence, will not disclose any Confidential Information to any Person without the prior consent of Dexterity and will not use or exploit any Confidential Information for the benefit of any Person other than Dexterity, its Successors, Assigns and Licensees. Any Confidential Information now or hereafter coming into the possession of any employee of or contractor to MCT by reason of such Person's association with MCT shall be deemed to be in the possession of MCT. MCT will cause each such employee or contractor to execute and deliver to Dexterity a confidentiality agreement on substantially the same terms as this
Section in form satisfactory to Dexterity.

         19. Force Majeure. Should force majeure circumstances (including fire, flood, earthquake, military actions, civil disturbance, acts of terrorism, strike or other industrial action, laws, regulations and orders of governmental authority and governmental actions) occur which prevent the timely fulfillment of the obligations of any party hereunder, the time provided herein for the performance of such obligations will be extended for a period equal to that during which the circumstances of the force majeure shall persist.

         20. Relationship. The relationship between Dexterity and MCT is that of independent contractor, and nothing in this Agreement shall be deemed to create a partnership, joint venture, principal-agent or employer-employee relationship between such parties.

         21. Notices. All notices, demands and other communications given by a party hereunder or in connection herewith shall be in writing and shall be deemed to have been given when delivered (which delivery may be by telefax or other electronic transmission) to a party at the following address, or to such other address as such party may hereafter specify by notice to the other parties:

                  If to Dexterity, to:

                  Dexterity Surgical, Inc.
                  12961 Park Central, Suite 1300
                  San Antonia, TX 78216
                  Attention: President
                  Fax: ___________

                  If to MCT or Rambo, to:

                  Medical Creative Technologies, Inc.
                  2950-N Advance Lane
                  Colmar, PA 18915
                  Attention: Robert D. Rambo, President
                  Fax: (215) 997-2371

         22. Governing Law. This Agreement will be governed by the law of Pennsylvania, excluding any conflicts or choice of law rule or principle that might otherwise refer to the substantive law of another jurisdiction for the construction, interpretation, validity or enforceability of this Agreement.

         23. Parties in Interest. This Agreement will be binding upon and inure to the benefit of the parties and their respective successors and assigns, subject to the restrictions on assignment set forth in Section 14(b).

         24. Entire Agreement. This Agreement, the Resolution Agreement and the provisions of other Agreements expressly incorporated into the Resolution Agreement pursuant to Section 2 thereof contain the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede any other prior agreements or understandings between or among any of the parties hereto relating to the subject matter hereof or otherwise to the manufacture or supply of Products.

         25. Amendments. No amendment or modification of or supplement to this Agreement, or any consent or waiver of any party, will be effective as to a party unless it is in writing and duly executed by such party.

         26. Headings and Titles. The headings and titles of Sections and the like in this Agreement are inserted for convenience of reference only, form no part of this Agreement and shall not be considered for purposes of interpreting or construing the provisions hereof.

         27. Certain Principles of Construction. The following principles of constructions shall apply to this Agreement:

                  (a) Unless otherwise expressly stated in connection therewith, a reference in this Agreement to a "party" or "Section" refers to a party to, or a Section of, this Agreement.

                  (b) The word "including" means "including without limitation."

         28. Waiver. The failure of a party to enforce at any time any of the provisions of this Agreement, to require at any time performance by another party of any of the provisions hereof, or to resort to any remedy or to exercise one or more remedies, shall in no way be construed to be a waiver of such provisions, nor in any way affect the validity of this Agreement or any part hereof, or the right of such party thereafter to enforce each and every such provision.

         29. Severability. If any provision of this Agreement, or portion thereof, shall be determined to be void or unenforceable by any court of competent jurisdiction, then such determination shall not affect any other provision of this Agreement, or portion thereof, all of which other provisions and portions thereof shall remain in full force and effect. If any provision of this Agreement, or portion thereof, is capable of two interpretations, one of which would render the provision, or portion thereof, valid, then the provision, or portion thereof, shall have the meaning which renders it valid.





               [REMAINDER OF THIS PAGE LEFT BLANK INTENTIONALLY.]



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

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                       DEXTERITY SURGICAL, INC.


                                       By: /s/ Richard A. Woodfield
                                          --------------------------------------
                                          Richard A. Woodfield
                                          President


                                       MEDICAL CREATIVE TECHNOLOGIES, INC.


                                       By: /s/ Robert D. Rambo
                                          --------------------------------------
                                          Robert D. Rambo
                                          President


                                       /s/ Robert D. Rambo
                                       -----------------------------------------
                                       Robert D. Rambo, individually